                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            _______________________


                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 4, 1998

                            _______________________


                            STORM TECHNOLOGY, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                       0-21449                77-0239305
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer)
incorporation or organization)                               Identification No.)


           1395 CHARLESTON ROAD                                       94043
        Mountain View, California
(Address of principal executive offices)                           (Zip Code)



      Registrant's telephone number, including area code: (650) 691-6600
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     ITEM 5.  OTHER EVENTS.

          (a) On June 3, 1998, Storm Technolgoy, Inc. (the "Company") filed a Certificate of Designation attached as Exhibit 3.2 (the "Certificate of
                                       -----------
Designation") with the Delaware Secretary of State prescribing the rights, preferences, privileges and limitations of Series B Convertible Preferred Stock (the "Series B Preferred"). After such filing, on June 4, 1998 the Company (i) completed its offer and sale to outside investors of 20,000 shares of Series B Preferred at a price of $100 per share and (ii) agreed with the same such investors that the Company would have a right to, at its option, receive an additional $12,000,000 against delivery of shares of the Company's Common Stock (collectively, the "Call for Proceeds"), subject to the fulfillment of certain conditions and upon the occurrence of certain other circumstances (collectively, the "Private Placement"). The aggregate proceeds of $2,000,000 received for sale of the Series B Preferred and the Calls for Proceeds, if any, will be used for working capital of the Company.

          A copy of the Securities Purchase Agreement used in the Private Placement is attached as Exhibit 4.10 and is incorporated herein by reference.
                         ------------

     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  The following exhibits are attached hereto and filed herewith:

          3.2 Certificate of Designation for Series B Convertible Preferred Stock filed June 3, 1998.

          4.10  Securities Purchase Agreement dated as of June 3, 1998.

          4.11  Registration Rights Agreement dated as of June 3, 1998.

          4.12  Escrow Agreement dated as of June 3, 1998.

          99.1  Press Release dated June 16, 1998.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    STORM TECHNOLOGY, INC.


     Date:  June 16, 1998           By:    /s/   Rick McConnell
                                        ----------------------------------------
                                           Rick McConnell,
                                           Chief Financial Officer and Assistant
                                           Secretary
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                                 INDEX TO EXHIBITS




Exhibit   Document
-------   --------

3.2       Certificate of Designation for Series B Convertible
          Preferred Stock filed June 3, 1998.
4.10      Securities Purchase Agreement dated June 3, 1998.
4.11      Registration Rights Agreement dated June 3, 1998.
4.12      Escrow Agreement dated June 3, 1998.
99.1      Press Release dated June 16, 1998.